Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact

ARAX Holdings Corp

Email: contact@arax.cc

Website: https://arax.cc

ARAX Holdings Corp unveils state-of-the-art Compliance Onboarding and Client Profile Management Dashboard

Partnering with its Swiss regulated subsidiary, Cilandro SA, implementing on ARAX’s Ping Exchange Trading Platform

ARAX Holdings Corp, a trailblazer in developing SaaS (Software as a Service) solutions built on blockchain technology, is thrilled to announce the design, development, implementation, and completion of its V1 cutting-edge compliance onboarding and monitoring platform, built on CorePass and Core Blockchain technology. This next-gen solution will be featured on the Ping Exchange Trading Platform under the Swiss AML registered Cilandro SA a full subsidiary of ARAX.

Setting a New Standard for Comprehensive Compliance

This revolutionary platform brings a seamless, user-friendly interface, elevating KYC (Know Your Customer), AML (Anti-Money Laundering), PEP (Politically Exposed Persons), and sanctioned user management to unparalleled levels of efficiency, transparency, and compliance.

Streamlined User Experience and Multifunctional Capabilities

Compliance officers and users using the platform will now have the ability to:

●	Swiftly onboard new clients with automated document verification and using blockchain technology as the singular source of trust.

●	Monitor real-time transaction behavior and flags.

●	Access intricate compliance analytics at a glance.

●	Manage risk levels proficiently using blockchain technology through dynamic user activity management models.

●	Gain insight into dynamic risk management through new and existing regulations in multiple jurisdictions simultaneously, ensuring that compliance officers stay ahead of the evolving regulatory landscape.

●	To complete an onboarding process without the need to fill out cumbersome forms or remember usernames and passwords, all is done seamlessly by scanning a QR code.

●	Take control of their data, the distribution of their data, and the security of their data by using the CorePass as their form of control.

This new blockchain-based compliance standard, built using the partnership with CorePass initiated in Ping Exchange and developed on the Core Blockchain Network, revolutionizes the validity of the data under review by providing real-time, current data that is verified every time on every login, making it the most compliant platform to date as well as adhering to all compliance standards required, including GDPR, CPA, CCPA, etc.

Ensured Compliance Across Jurisdictions

What sets this platform apart is its built-in adaptability to comply with all local and international regulations, no matter the jurisdiction. This ensures that compliance officers are always one step ahead in an ever-changing regulatory environment. New regulations and helpful client feedback will drive frequent updates to keep the platform current and functional.

Implementation on Ping Exchange Trading Platform

ARAX, in partnership with its subsidiary Cilandro SA, the ARAX Compliance Onboarding and Monitoring Platform, has successfully been integrated into ARAX’s Ping Exchange Trading Platform to be AML registered in Switzerland. This strategic collaboration offers a key tool for financial institutions and service providers in a data-regulated environment, especially in preparation for the KYT regulation. Such technology could be the result of ARAX’s Ping Exchange to not only be one step ahead of its current competitors but also lead the way in blockchain-based RegTech solutions.

Huge Market Potential

As regulatory compliance becomes increasingly critical in FinTech, data management platforms, and the AI industry, ARAX’s new platform is well-positioned to meet the burgeoning demand for comprehensive compliance solutions.

Testimonials

“Compliance Onboarding Dashboard will drastically reduce the time spent on KYC and AML tasks. It is a game-changer for the compliance industry,” said Lars Schlichting, a recognized industry leader and director of Cilandro SA.

About ARAX Holdings Corp

ARAX Holdings Corp specializes in creating robust SaaS solutions and leveraging advanced blockchain technology. Known for its innovation and technical expertise, ARAX Holdings Corp continues to pioneer compliance solutions that exceed industry standards and client expectations.

About Cilandro SA

Cilandro, a full subsidiary of ARAX, is a Swiss-based company registered within So-fit, a self-regulated body supervised by the FINMA, the Swiss financial market supervision authority, and active in the supervision of financial intermediaries with respect to anti-money laundering.

About Ping Exchange

Arax’s Ping Exchange Trading Platform, a revolutionary hybrid digital asset trading platform, will be released in the near future. It should become a trusted hub for numerous traders, financial institutions, and service providers. The integration of ARAX’s Compliance Onboarding and Monitoring Platform into the Ping Exchange will set a new standard in blockchain-based compliance management.

For more information or media inquiries, please contact:

Contact Email: contact@arax.cc

For immediate updates, follow ARAX Holdings Corp and Ping Exchange Social Media Platform.

Arax: https://twitter.com/AraxCorp

Disclaimer: This press release is for informational purposes only and should not be considered as financial or legal advice.

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement, and furthermore, no assurance can be made that the transaction described in this press release will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.